Exhibit 22

AGREE REALTY CORPORATION

List of Guarantor Subsidiaries

The 2030 Senior Unsecured Public Notes are fully and unconditionally guaranteed by Agree Realty Corporation and the following wholly owned subsidiaries of the Operating Partnership as of February 22, 2022:

Guarantor	Jurisdiction of Organization

20639 Center Ridge Road

Agree 117 Mission, LLC

Agree 2016, LLC

Agree Central, LLC

Agree Chapel Hill NC, LLC

Agree Columbia SC, LLC

Agree Convenience No. 1, LLC

Agree CW, LLC

Agree DT Jacksonville NC, LLC

Agree Eastern, LLC

Agree Farmington NM, LLC

Agree Grandview Heights OH, LLC

Agree Greenwich CT, LLC

Agree Mena AR, LLC

Agree NJ, LLC

Agree Onaway MI, LLC

Agree Orange CT, LLC

Agree Oxford Commons AL, LLC

Agree Paterson NJ, LLC

Agree SB, LLC

Agree Secaucus NJ, LLC

Agree Shelf ES PA, LLC

Agree Shelf PA, LLC

Agree Southfield, LLC

Agree St Petersburg, LLC

Agree Stores, LLC

Agree Western, LLC

Agree TK, LLC

Pachyderm Chattanooga TN, LLC

Pachyderm Marietta GA, LLC

Pachyderm Myrtle Beach SC, LLC

Pachyderm Philadelphia PA, LLC

Pachyderm Properties, LLC

Pachyderm Riverdale GA, LLC

Pachyderm Waite Park MN, LLC

Paint PA, LLC

Mt. Pleasant Shopping Center, L.L.C.

Agree MCW, LLC

Agree Lebanon NH, LLC

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